UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2020

Translate Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38550	61-1807780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Hartwell Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-7361

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 22, 2020, Translate Bio, Inc., a Delaware corporation (the “Company”), announced the departure of John Schroer, Chief Financial Officer, effective as of December 27, 2020 (the “Separation Date”). In connection with Mr. Schroer’s departure, on December 27, 2020, the Company and Mr. Schroer entered into a letter agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, the Company has agreed to provide certain benefits to Mr. Schroer, including: (i) severance pay of nine months of Mr. Schroer’s current base salary in accordance with the Company’s regular payroll practices; (ii) if Mr. Schroer timely elects and is eligible to continue receiving group health insurance pursuant to the “COBRA” law, payment by the Company, for a period of up to nine months following the Separation Date, for the share of the premiums for such coverage that is paid for active and similarly situated employees who receive the same type of coverage, unless the Company’s provision of such COBRA payments will violate the non-discrimination requirements of applicable law; (iii) to the extent that the Company awards bonuses for the 2020 calendar year, payment by the Company of the discretionary bonus Mr. Schroer would have received for the 2020 calendar year had he remained employed by the Company; and (iv) acceleration of vesting of all of Mr. Schroer’s unvested and outstanding stock options that would have vested had he remained employed through March 31, 2021.

In order to receive the foregoing benefits, Mr. Schroer executed a general release in favor of the Company and continues to be bound by covenants contained in his Employment Agreement and his non-Competition, Non-Solicit, Confidentiality and Invention Assignment Agreement, including covenants related to confidentiality, non-competition, non-solicitation, cooperation and non-disparagement. Mr. Schroer may revoke the Separation Agreement within seven days after the date of the Separation Agreement. If he revokes the Separation Agreement within that period, he will not receive the benefits discussed in this paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSLATE BIO, INC.

Date: December 28, 2020	By:	/s/ Paul Burgess
Paul Burgess
Chief Operating Officer, Chief Legal Officer and Secretary